Exhibit 99.1

IMUNON Announces Pricing of $7.0 Million Registered Direct Offering Priced At-The-Market Under NASDAQ Rules

LAWRENCEVILLE, N.J., December 30, 2025 — IMUNON, Inc. (Nasdaq: IMNN), a clinical-stage company in Phase 3 development with its DNA-mediated immunotherapy, today announced that it has entered into a securities purchase agreement with a single healthcare-focused institutional investor for the purchase and sale of 1,939,114 shares of common stock (or pre-funded warrants in-lieu thereof), together with warrants to purchase up to an aggregate of 1,939,114 shares of common stock, in a registered direct offering priced at-the-market under Nasdaq rules. Each share of common stock (or pre-funded warrant in-lieu thereof) is being sold together with one warrant to purchase one share of common stock at a combined purchase price of $3.61 (or $3.6099 per pre-funded warrant and warrant). The warrants will have an exercise price of $3.482 per share, will be exercisable immediately upon issuance, and will expire five years from the date of issuance. The pre-funded warrants will have an exercise price of $0.0001 per share, will be exercisable immediately upon issuance, and will not expire.

Maxim Group LLC is acting as the lead placement agent for the offering. Brookline Capital Markets, a division of Arcadia Securities, LLC, is acting as co-placement agent for the offering.

The gross proceeds to IMUNON from the offering are expected to be approximately $7.0 million, before deducting placement agents’ fees and other estimated offering expenses. The offering is expected to close on or about December 31, 2025, subject to satisfaction of customary closing conditions.

The securities described above in the registered direct offering, including the shares of common stock underlying the pre-funded warrants and warrants, are being offered and sold pursuant to a “shelf” registration statement on Form S-3 (File No. 333-279425) which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on May 22, 2024. The offering of the securities are being made only by means of a prospectus. A prospectus supplement and an accompanying prospectus relating to the registered direct offering will be filed with the SEC. Electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting Maxim Group LLC, 300 Park Avenue, New York, NY 10022, Attention: Syndicate Department, or via email at syndicate@maximgrp.com or telephone at (212) 895-3745.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About IMUNON

IMUNON is a clinical-stage biotechnology company focused on advancing a portfolio of innovative treatments that harness the body’s natural mechanisms to generate safe, effective and durable responses across a broad array of human diseases, constituting a differentiating approach from conventional therapies.

Forward-Looking Statements

IMUNON wishes to inform readers that forward-looking statements in this news release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including, but not limited to, statements regarding the anticipated closing of the offering are forward-looking statements. We generally identify forward-looking statements by using words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances). Readers are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, risks and uncertainties related to our ability to regain compliance with Nasdaq’s listing requirements, the potential de-listing of our shares on Nasdaq, risks and uncertainties relating to unforeseen changes in the course of research and development activities and in clinical trials, including the fact that interim results are not necessarily indicative of final results; the uncertainties of and difficulties in analyzing interim clinical data; the significant expense, time and risk of failure in conducting clinical trials; the need for IMUNON to evaluate its future development plans; possible actions by customers, suppliers, competitors or regulatory authorities; and other risks detailed from time to time in IMUNON’s filings with the Securities and Exchange Commission. IMUNON assumes no obligation, except to the extent required by law, to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Contacts:

Media	Investors

CG Life	ICR Healthcare
Jenna Urban	Peter Vozzo
212-253-8881	443-213-0505
jurban@cglife.com	peter.vozzo@icrhealthcare.com